Exhibit 10.9

SECOND AMENDMENT

This Second Amendment pertains to the License Agreement (hereinafter the “License Agreement”) effective August 11, 1997, by and between the MASSACHUSETTS INSTITUTE OF TECHNOLOGY (hereinafter M.I.T.) and ADVANCED INHALATION RESEARCH, INC. (hereinafter AIR).

WHEREAS, AIR intends to enter into an agreement with a CORPORATE PARTNER (as defined in the License Agreement) according to which AIR will be receiving MILESTONE PAYMENTS (as defined in the License Agreement); and

WHEREAS, in the License Agreement the MILESTONE PAYMENTS are subject to royalties according to paragraphs 4.1(h), (i), and (j);

WHEREAS, in the agreement with the CORPORATE PARTNER, the MILESTONE PAYMENTS are fully creditable against earned royalties on NET SALES which the CORPORATE PARTNER will be paying AIR when product is on the market, such credits scheduled so that the payments normally due to AIR on NET SALES can be reduced by up to fifty percent in a given year until the full credit is used up; and

WHEREAS, the CORPORATE PARTNER wishes assurance that should the License Agreement terminate M.I.T. will grant to the CORPORATE PARTNER rights to practice under the PATENT RIGHTS under reasonable terms;

NOW THEREFORE, the parties hereby agree to modify the License Agreement by:

A) adding the following sentence to the end of paragraph 4.1(h):

To the extent such MILESTONE PAYMENTS are creditable against royalties on NET SALES normally due LICENSEE from a CORPORATE PARTNER, M.I.T. agrees that the royalties on MILESTONE PAYMENTS normally due M.I.T. under this paragraph 4.1(h) are also creditable against RUNNING ROYALTIES due M.I.T. on NET SALES according to paragraph 4.1(d), provided, however, that the royalties due M.I.T. under paragraph 4.1(d) are reduced by no more than half in a single calendar year.

B) adding the following sentence to the end of paragraph 4.1(i):

To the extent such MILESTONE PAYMENTS are creditable against royalties on NET SALES normally due LICENSEE from a CORPORATE PARTNER, M.I.T. agrees that the royalties on MILESTONE PAYMENTS normally due M.I.T. under this paragraph 4.1(i) are also creditable against RUNNING ROYALTIES due M.I.T. on NET SALES according to paragraphs 4.1(e), provided, however, that the royalties due M.I.T. under paragraph 4.1 (e) are reduced by no more than half in a single calendar year.

C) adding the following sentence to the end of paragraph 4.1(j):

To the extent that MILESTONE PAYMENTS are creditable against royalties on NET SALES normally due LICENSEE from a CORPORATE PARTNER, M.I.T. agrees that the royalties on MILESTONE PAYMENTS normally due M.I.T. under this paragraph 4.1(j) are also creditable against RUNNING ROYALTIES due M.I.T. on NET SALES according to paragraphs 4.1(f), provided, however, that the royalties due M.I.T. under paragraph 4.1(f) are reduced by no more than half in a single calendar year.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		ADVANCED INHALATION RESEARCH, INC.

By:	/s/ Lori Pressman	By:	/s/ David Edwards
Name:	Lori Pressman	Name:	David Edwards
Title:	Assistant Director, Technology Licensing Office	Title:	President
Date:	July 17, 1998	Date:	7/20/98